                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 17, 2002
                             -----------------------



                               YELLOW CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                        0-12255               48-0948788
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 (STATE OR OTHER JURISDICTION            (COMMISSION           (IRS EMPLOYER
       OF INCORPORATION)                   NUMBER)           IDENTIFICATION NO.)


  10990 ROE AVENUE, P. O. BOX 7563, OVERLAND PARK, KANSAS           66207
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        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (913) 696-6100
                          -----------------------------


                                   NO CHANGES.
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         (Former name or former address, if changed since last report)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective May 17, 2002, the Audit Committee, approved dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and the appointment of KPMG LLP to serve as the Company's independent auditors for the year ending December 31, 2002.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 17, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through May 17, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit 16 Letter from Arthur Andersen to the Securities and Exchange Commission dated May 17, 2002.


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               YELLOW CORPORATION


Date: May 24, 2002        BY: /s/  Donald G. Barger, Jr.
                              --------------------------
                              Name: Donald G, Barger, Jr.
                              Title: Chief Financial Officer